Rule 424(b)(3)
                                   File Nos. 333-31529 and 333-31529-01

PRICING SUPPLEMENT NO. 2 DATED OCTOBER 1, 1997
(To Prospectus Dated August 12, 1997, as Supplemented August 15, 1997)

                          COUNTRYWIDE HOME LOANS, INC.
                           MEDIUM-TERM NOTES, SERIES F
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
              AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                               FLOATING RATE NOTES
                               -------------------


Trade Date:  October 1, 1997                     Book Entry:    |X|
Issue Price: 100%                                Certificated:  |_|
Original Issue Date:  October 6, 1997            Principal Amount:  $75,000,000
Stated Maturity Date: October 6, 1999            Net Proceeds:      $74,812,500

                                                 Specified Currency:U.S. Dollars

Base     |_| Commercial Paper       |X| LIBOR                 |_| Certificate of
Rate(s):      Rate                      Telerate Page 3750        Deposit Rate
         |_| Treasury Rate          |_| Federal Funds Rate    |_| Prime Rate
         |_| CMT Rate               |_| Eleventh District     |_| Other
                                        District Cost of
                                        Funds Rate

Exchange Rate Agent:  N/A

Minimum Denomination:  $100,000               Maximum Interest Rate:        N/A
Initial Interest Rate: 5.59266%               Minimum Interest Rate:        N/A
Interest Determination Dates: Two             Interest Factor Convention:   N/A
         Business Days prior to each          Index Maturity:      Three months
         Interest Payment Date                Spread (plus or minus):       N/A
Interest Reset Dates: Same as Interest        Spread Multiplier:            N/A
         Payment Dates                        Fixed Rate Commencement Date: N/A
Interest Payment Dates: Every January         Fixed Interest Rate:          N/A
         6, April 6, July 6 and October
         6, commencing January 6, 1998
Agent:   Merrill Lynch & Co.
Calculation Agent:  The Bank of New York

Redemption:                            Repayment:

Check box opposite applicable            Check box opposite applicable
   paragraph:                               paragraph:
|X| The Notes cannot be                  |X|  The Notes cannot be
    redeemed prior to maturity.               be repaid prior to maturity.
|_| The Notes may be redeemed            |_|  The Notes may be
    prior to maturity.                        repaid prior to maturity.
Initial Redemption Date:                 Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction, if any:

Additional/Other Terms: N/A
                               -------------------

          The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CHL and will rank pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness. As of May 31, 1997 the Guarantor did not have any secured indebtedness outstanding, and CHL had $373,216,000 aggregate principal amount of secured indebtedness outstanding. As of such date, CHL had $6,087,479,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-31529 and 333-31529-01

PRICING SUPPLEMENT NO. 3 DATED OCTOBER 3, 1997
(To Prospectus Dated August 12, 1997, as Supplemented August 15, 1997)

                          COUNTRYWIDE HOME LOANS, INC.
                           MEDIUM-TERM NOTES, SERIES F
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
              AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                FIXED RATE NOTES
                                ----------------

Trade Date:             October 3, 1997          Book Entry:        |X|
Issue Price:            100%                     Certificated:      |_|
Original Issue Date:    October 8, 1997          Principal Amount:  $35,000,000
Stated Maturity Date:   October 8, 2002          Net Proceeds:      $34,825,000
Interest Rate:          6.38%                    Specified Currency:U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Lehman Brothers Inc.

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15, commencing January 15, 1998
Record Dates:           December 31 and June 30

Redemption:                            Repayment:

Check box opposite applicable            Check box opposite applicable
   paragraph:                               paragraph:
|X| The Notes cannot be                  |X|  The Notes cannot be
    redeemed prior to maturity.               be repaid prior to maturity.
|_| The Notes may be redeemed            |_|  The Notes may be
    prior to maturity.                        repaid prior to maturity.
Initial Redemption Date:                 Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction, if any:

Additional/Other Terms: N/A
                               -------------------

          The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CHL and will rank pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness. As of May 31, 1997, the Guarantor did not have any secured indebtedness outstanding, and CHL had $373,216,000 aggregate principal amount of secured indebtedness outstanding. As of such date, CHL had $6,087,479,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-31529 and 333-31529-01

PRICING SUPPLEMENT NO. 4 DATED OCTOBER 3, 1997
(To Prospectus Dated August 12, 1997, as Supplemented August 15, 1997)

                          COUNTRYWIDE HOME LOANS, INC.
                           MEDIUM-TERM NOTES, SERIES F
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
              AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                FIXED RATE NOTES
                                ----------------

Trade Date:             October 3, 1997          Book Entry:        |X|
Issue Price:            100%                     Certificated:      |_|
Original Issue Date:    October 8, 1997          Principal Amount:  $20,000,000
Stated Maturity Date:   October 8, 2002          Net Proceeds:      $19,900,000
Interest Rate:          6.38%                    Specified Currency:U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Salomon Brothers Inc

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15, commencing January 15, 1998
Record Dates:           December 31 and June 30

Redemption:                            Repayment:

Check box opposite applicable            Check box opposite applicable
   paragraph:                               paragraph:
|X| The Notes cannot be                  |X|  The Notes cannot be
    redeemed prior to maturity.               be repaid prior to maturity.
|_| The Notes may be redeemed            |_|  The Notes may be
    prior to maturity.                        repaid prior to maturity.
Initial Redemption Date:                 Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction, if any:

Additional/Other Terms: N/A
                               -------------------

          The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CHL and will rank pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness. As of May 31, 1997, the Guarantor did not have any secured indebtedness outstanding, and CHL had $373,216,000 aggregate principal amount of secured indebtedness outstanding. As of such date, CHL had $6,087,479,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-31529 and 333-31529-01

PRICING SUPPLEMENT NO. 5 DATED OCTOBER 3, 1997
(To Prospectus Dated August 12, 1997, as Supplemented August 15, 1997)

                          COUNTRYWIDE HOME LOANS, INC.
                           MEDIUM-TERM NOTES, SERIES F
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
              AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                FIXED RATE NOTES
                                ----------------

Trade Date:             October 3, 1997          Book Entry:        |X|
Issue Price:            100%                     Certificated:      |_|
Original Issue Date:    October 8, 1997          Principal Amount:  $20,000,000
Stated Maturity Date:   October 8, 2002          Net Proceeds:      $19,900,000
Interest Rate:          6.38%                    Specified Currency:U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Goldman, Sachs & Co.

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15, commencing January 15, 1998
Record Dates:           December 31 and June 30

Redemption:                            Repayment:

Check box opposite applicable            Check box opposite applicable
   paragraph:                               paragraph:
|X| The Notes cannot be                  |X|  The Notes cannot be
    redeemed prior to maturity.               be repaid prior to maturity.
|_| The Notes may be redeemed            |_|  The Notes may be
    prior to maturity.                        repaid prior to maturity.
Initial Redemption Date:                 Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction, if any:

Additional/Other Terms: N/A
                               -------------------

          The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CHL and will rank pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness. As of May 31, 1997, the Guarantor did not have any secured indebtedness outstanding, and CHL had $373,216,000 aggregate principal amount of secured indebtedness outstanding. As of such date, CHL had $6,087,479,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-31529 and 333-31529-01

PRICING SUPPLEMENT NO. 6 DATED OCTOBER 3, 1997
(To Prospectus Dated August 12, 1997, as Supplemented August 15, 1997)

                          COUNTRYWIDE HOME LOANS, INC.
                           MEDIUM-TERM NOTES, SERIES F
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
              AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                FIXED RATE NOTES
                                ----------------

Trade Date:             October 3, 1997          Book Entry:        |X|
Issue Price:            100%                     Certificated:      |_|
Original Issue Date:    October 8, 1997          Principal Amount:  $25,000,000
Stated Maturity Date:   October 8, 2002          Net Proceeds:      $24,875,000
Interest Rate:          6.38%                    Specified Currency:U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Merrill Lynch & Co.

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15, commencing January 15, 1998
Record Dates:           December 31 and June 30

Redemption:                            Repayment:

Check box opposite applicable            Check box opposite applicable
   paragraph:                               paragraph:
|X| The Notes cannot be                  |X|  The Notes cannot be
    redeemed prior to maturity.               be repaid prior to maturity.
|_| The Notes may be redeemed            |_|  The Notes may be
    prior to maturity.                        repaid prior to maturity.
Initial Redemption Date:                 Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction, if any:

Additional/Other Terms: N/A
                               -------------------

          The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CHL and will rank pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness. As of May 31, 1997, the Guarantor did not have any secured indebtedness outstanding, and CHL had $373,216,000 aggregate principal amount of secured indebtedness outstanding. As of such date, CHL had $6,087,479,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-31529 and 333-31529-01

PRICING SUPPLEMENT NO. 7 DATED OCTOBER 3, 1997
(To Prospectus Dated August 12, 1997, as Supplemented August 15, 1997)

                          COUNTRYWIDE HOME LOANS, INC.
                           MEDIUM-TERM NOTES, SERIES F
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
              AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                FIXED RATE NOTES
                                ----------------

Trade Date:             October 3, 1997          Book Entry:        |X|
Issue Price:            100%                     Certificated:      |_|
Original Issue Date:    October 8, 1997          Principal Amount:  $20,000,000
Stated Maturity Date:   October 8, 2002          Net Proceeds:      $19,900,000
Interest Rate:          6.38%                    Specified Currency:U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Countrywide Securities Corp.

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15, commencing January 15, 1998
Record Dates:           December 31 and June 30

Redemption:                            Repayment:

Check box opposite applicable            Check box opposite applicable
   paragraph:                               paragraph:
|X| The Notes cannot be                  |X|  The Notes cannot be
    redeemed prior to maturity.               be repaid prior to maturity.
|_| The Notes may be redeemed            |_|  The Notes may be
    prior to maturity.                        repaid prior to maturity.
Initial Redemption Date:                 Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction, if any:

Additional/Other Terms: N/A
                               -------------------

          The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CHL and will rank pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness. As of May 31, 1997, the Guarantor did not have any secured indebtedness outstanding, and CHL had $373,216,000 aggregate principal amount of secured indebtedness outstanding. As of such date, CHL had $6,087,479,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-31529 and 333-31529-01

PRICING SUPPLEMENT NO. 8 DATED OCTOBER 3, 1997
(To Prospectus Dated August 12, 1997, as Supplemented August 15, 1997)

                          COUNTRYWIDE HOME LOANS, INC.
                           MEDIUM-TERM NOTES, SERIES F
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
              AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                FIXED RATE NOTES
                                ----------------

Trade Date:             October 3, 1997          Book Entry:        |X|
Issue Price:            100%                     Certificated:      |_|
Original Issue Date:    October 8, 1997          Principal Amount:  $20,000,000
Stated Maturity Date:   October 8, 2002          Net Proceeds:      $19,900,000
Interest Rate:          6.38%                    Specified Currency:U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  NationsBanc Capital Markets, Inc.

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15, commencing January 15, 1998
Record Dates:           December 31 and June 30

Redemption:                            Repayment:

Check box opposite applicable            Check box opposite applicable
   paragraph:                               paragraph:
|X| The Notes cannot be                  |X|  The Notes cannot be
    redeemed prior to maturity.               be repaid prior to maturity.
|_| The Notes may be redeemed            |_|  The Notes may be
    prior to maturity.                        repaid prior to maturity.
Initial Redemption Date:                 Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction, if any:

Additional/Other Terms: N/A
                               -------------------

          The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CHL and will rank pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness. As of May 31, 1997, the Guarantor did not have any secured indebtedness outstanding, and CHL had $373,216,000 aggregate principal amount of secured indebtedness outstanding. As of such date, CHL had $6,087,479,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-31529 and 333-31529-01

PRICING SUPPLEMENT NO. 9 DATED OCTOBER 3, 1997
(To Prospectus Dated August 12, 1997, as Supplemented August 15, 1997)

                          COUNTRYWIDE HOME LOANS, INC.
                           MEDIUM-TERM NOTES, SERIES F
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
              AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                FIXED RATE NOTES
                                ----------------

Trade Date:             October 3, 1997          Book Entry:        |X|
Issue Price:            100%                     Certificated:      |_|
Original Issue Date:    October 8, 1997          Principal Amount:  $10,000,000
Stated Maturity Date:   October 8, 2002          Net Proceeds:      $ 9,950,000
Interest Rate:          6.38%                    Specified Currency:U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  J.P. Morgan Securities Inc.

Minimum Denomination:   $100,000
Interest Payment Dates: January 15 and July 15, commencing January 15, 1998
Record Dates:           December 31 and June 30

Redemption:                            Repayment:

Check box opposite applicable            Check box opposite applicable
   paragraph:                               paragraph:
|X| The Notes cannot be                  |X|  The Notes cannot be
    redeemed prior to maturity.               be repaid prior to maturity.
|_| The Notes may be redeemed            |_|  The Notes may be
    prior to maturity.                        repaid prior to maturity.
Initial Redemption Date:                 Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction, if any:

Additional/Other Terms: N/A
                               -------------------

          The Notes to which this Pricing Supplement relates will constitute unsecured and unsubordinated indebtedness of CHL and will rank pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness. As of May 31, 1997, the Guarantor did not have any secured indebtedness outstanding, and CHL had $373,216,000 aggregate principal amount of secured indebtedness outstanding. As of such date, CHL had $6,087,479,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked pari passu in right of payment with CHL's other unsecured and unsubordinated indebtedness and will rank pari passu in right of payment with the Notes to which this Pricing Supplement relates.